Exhibit 31.4
Rule 13a-14(a)/15d-14(a) Certification of Principal Financial Officer

I, Robert J. Volke, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Hibbett, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 29, 2024	/s/ Robert J. Volke
Robert J. Volke SVP and Chief Financial Officer (Principal Financial and Accounting Officer)
End of Exhibit 31.4